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                                                                    EXHIBIT 12.2



                             NORDSTROM CREDIT, INC.
                            EARNINGS TO FIXED CHARGES
                                ($ IN THOUSANDS)


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                                                                                            Six Months
                                                                                               Ended
                                                      Year Ended January 31,                  July 31,
                                      ------------------------------------------------  ------------------
                                        1990      1991      1992      1993      1994      1993      1994
                                      --------  --------  --------  --------  --------  --------  --------

EARNINGS PER
 FINANCIAL STATEMENTS:               $  8,136  $ 10,189  $ 14,823  $ 18,921  $ 20,672  $  9,906  $ 10,611
  Add:
   Provision for Income
    Taxes..................             5,100     6,200     9,200    10,400    11,700     5,570     6,000
   Fixed Charges...........            33,884    36,816    35,037    33,841    29,600    14,781    13,999
                                      -------   -------   -------   -------   -------   -------   -------

  Earnings for Computation.          $ 47,120  $ 53,205  $ 59,060  $ 63,162  $ 61,972  $ 30,257  $ 30,610
                                      -------   -------   -------   -------   -------   -------   -------
                                      -------   -------   -------   -------   -------   -------   -------

FIXED CHARGES:
  Interest Expense on Debt.          $ 33,884  $ 36,816  $ 35,037  $ 33,841  $ 29,600  $ 14,781  $ 13,999
                                      -------   -------   -------   -------   -------   -------   -------
                                      -------   -------   -------   -------   -------   -------   -------


Ratio of Earnings to Fixed
 Charges...................              1.39      1.45      1.69      1.87      2.09      2.05      2.19
                                      -------   -------   -------   -------   -------   -------   -------
                                      -------   -------   -------   -------   -------   -------   -------

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